CleanSpark, Inc. Reports Fiscal 2020 Financial Results

SALT LAKE CITY, UT, December 17, 2020 – CleanSpark, Inc. (Nasdaq: CLSK)(“the “Company”), an advanced software and controls technology solutions company, focused on solving modern energy challenges, today reported results for its fiscal year ended September 30, 2020.

Financial Highlights

  As the Company forecasted a year ago, CleanSpark more than doubled our annual revenues, with fiscal 2020 revenue exceeding $10.0 million, an increase of 122% from $4.5 million for the prior year. These results represent the third consecutive year in which revenues more than doubled.
  Gross Margin increased 21.1% to $2.12 million compared 14.9% and $0.67 million to the prior year.
  Loss from operations improved by $1,470,729 compared to the prior year.
  Net loss improved by $2,770,780 compared to the prior year.
  Non-GAAP net loss for the fiscal year ended September 30, 2020 totaled $466,000 or $(0.03) per basic and diluted share, compared to income of $106,000 or $0.01 per basic and diluted share in the same year-ago period.
  Operational successes resulted in raising $44 million in funding over the last 12 months. These funding transactions are expected to provide long-term financial stability for the foreseeable future as the company moves towards profitability.

2020 Operational Highlights

  CleanSpark successfully uplisted to the Nasdaq Capital Market in January 2020
  The Company improved corporate governance and oversight by appointing two new independent board members and the creation of a fully independent audit and compensation committee.
  CleanSpark further developed its reliable, talented and goal-oriented management team, including the promotion of Zach Bradford as its Chief Executive Officer, the appointments of Lori Love, as Chief Financial Officer, Amer Tadayon as Chief Revenue Officer, and Marty Weishaar as VP of Marketing. The Company’s co-founder and former CEO, Matthew Schultz assumed new duties as the Executive Chairman. Our team has now grown to 62 full-time staff members as of December 16, 2020.
  During our fiscal year, we completed successful acquisitions of GridFabric and p2klabs. Both acquired companies are cashflow-positive and provide us with entirely new verticals for growth.
  We implemented new sales and marketing initiatives resulting in significant increases in overall revenues, contracted backlog, and proposal pipeline.
  CleanSpark, Inc. and ReJoule were jointly awarded a $2.9 Million grant from the California Energy Commission with support from the Ford Motor Company for second-life EV battery deployments. The first joint deployment is expected to occur in the next quarter.
  The Company announced a microgrid development agreement with International Land Alliance. According to the terms of the contract, CleanSpark is expected to provide microgrid power solutions to more than 400 unique residential resort properties.

Financial Summary

Revenues

The Company recognized more than $10.0 million in revenues during the year ended September 30, 2020, as compared with $4.5 million in revenues for the year ended September 30, 2019.

For the year ended September 30, 2020 and 2019 our revenue was derived from two business segments:

Energy Segment – Consisting of our CleanSpark, LLC., CleanSpark Critical Power Systems, Inc. and GridFabric, LLC lines of business, this segment provides services, equipment and software to the energy industry. The income from our Energy Segment is the result of contracts to sell switchgear equipment, perform engineering and design services, and provide software for distributed energy and microgrid systems.

Digital Agency Segment – The Company’s wholly owned subsidiary p2klabs, Inc. provides design, software development and other technology-based consulting services.

Our Energy business segment contributed $9.0 million or 90% of consolidated revenue in fiscal 2020, compared to $4.5 million or 100% of consolidated revenue in the same year-ago period. The Company’s digital agency segment generated services revenue from our p2klabs subsidiary, acquired in January 2020. This segment contributed $1.0 million or 10% of consolidated revenue in 2020.

Gross Profit

Our gross profit for the year ended September 30, 2020 was $2.12 million or 21.1% of revenue, as compared with gross profits of $0.6 million or 14.9% of revenue for the year ended September 30, 2019. The increase in gross margin was largely driven by increased high-margin revenues derived from our software services and related revenue.

Operating Expenses

Our 2020 operating expenses were approximately the same as our operating expenses for the same period in 2019. Operating expenses as a percentage of revenue improved to 122% in 2020 versus 381% in the prior year.

Other (expense)

The Company’s total other expenses in the year ending September 30, 2020 totaled approximately $(8.2) million as compared to $(9.5) million in 2019. The Company experienced significant non-cash expenses related to interest and capital expenses associated with prior financing agreements. We do not anticipate experiencing the same type of expenses in 2021.

For the year ending September 30, 2020, net loss attributable to common stockholders on a GAAP basis totaled $23.3 million or $(2.44) per share in 2020 compared to a loss of $26.1 million or $(6.25) per share in 2019.

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Non-GAAP figures

Adjusted EBITDA, a non-GAAP term, resulted in negative $4.91 million in 2020, as compared to negative $4.35 million in 2019.

Non-GAAP net loss attributable to common stockholders totaled $4.93 million or a loss of $(0.52) per share in 2020, as compared to $4.89 million or a loss of $(1.17) per share in 2019.

Working capital

Cash and cash equivalents totaled $3.1 million as of September 30, 2020, as compared to $7.8 million on September 30, 2019. Just after our fiscal year end, on October 9, 2020, the Company closed an underwritten offering and received gross proceeds of $40 million, before deducting underwriting expenses and fees. The company believes its current cash position and other available funds provide it with sufficient liquidity to meet its cash requirements for current operations and to continue to fund its growth.

The Company’s form 10-K and accompanying audited financial statements are available at on www.sec.gov and the Company website at https://ir.cleanspark.com/sec-filings/

Management-Commentary

“This was an excellent year for CLSK, despite challenging economic conditions resulting from the COVID-19 pandemic. Fortunately, the impact of the COVID pandemic on CleanSpark has been relatively minimal to date.

From an operations perspective, we successfully transitioned our workforce to a remote model for the majority of the year. Fortunately, prior to the start of ‘stay at home’ orders, we already had more than 50% of our workforce working remotely full-time or part-time. Additionally, all remote staff members were equipped with the required equipment to make the transition from office to home rather seamless. As a result, we experienced minimal internal disruption to our business, while productivity continues to remain high. Additionally, the Company successfully adapted our software delivery model to support remote commissioning. These strategic improvements will benefit us well beyond the end of the pandemic by reducing global deployment expenses. In the short term, the adaptation of these parameters significantly decreased the impact of the virus on deployments.

Our focus has been on maintaining consistency in the timely delivery of our products; increasing our sales efforts, enhancing the features and functionality of our software products as well as the completion of accretive acquisitions. The acquired companies provide immediate profitable and scalable revenues; and lastly, strengthening our balance sheet by raising more than $40 million in working capital.

Our reported backlog at the end of our prior fiscal year of $6.4 million, consisting of contracted revenue not yet delivered. Following the successful execution of those contracts, the current contracted backlog remains strong at approximately $6.5 million as of the date of this filing. Our current proposal pipeline is approximately $25.0 million, an increase from roughly $10.0 million we had as recently as the close of our fiscal year on September 30, 2020. This increase is directly attributable to our newly expanded sales team. We expect our proposal closing rate to accelerate as COVID-19 vaccines begin to be made available to the public in the coming quarters. We believe our increase in backlog demonstrates the pent-up demand for resilient, distributed energy solutions as the pandemic nears a close,” stated Zach Bradford, CleanSpark’s CEO.

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Outlook

The Company expects the somewhat cyclical nature of our business to continue. As an example, approximately 10% of our fiscal 2020 revenue was realized in the quarter ending December 31, 2020. We anticipate this trend will continue in fiscal 2021 and we forecast that our second and third fiscal quarters will again be our strongest. We expect to generate $20 million in revenue related to our current business segments and we expect the recent acquisition of ATL Data Center to contribute a minimum of $8 million in additional Bitcoin-based (BTC-USD) revenues for 2021. We are working diligently to expand the data center capacity allowing us to further increase these initial estimates, but the company’s guidance will remain somewhat conservative until the expansion has been completed and we have sufficient data to forecast a firm outlook. Finally, we have not measured the potential additional value expected to be derived from the demonstration of our energy technologies within the data center for additional microgrid deployment and sales opportunities.

Parties interested in learning more about CleanSpark products and services are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at www.cleanspark.com.

Investors are encouraged to contact the Company at ir@cleanspark.com, or visiting the Company’s website at https://ir.cleanspark.com/

About CleanSpark:

CleanSpark offers software and intelligent controls for microgrid and distributed energy resource management systems and innovative strategy and design services. The Company provides advanced energy software and control technology that allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal deployment. Our product and services consist of intelligent energy controls, microgrid modeling software, and innovation consulting services in design, technology, and business process methodologies to help transform and grow businesses.

Non-GAAP Financial Measures

Management believes that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the company. The company defines adjusted EBITDA as income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, impairment of long-lived assets, financing costs, stock-based compensation expense, other non-cash expenses, and expenses related to discontinued operations.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, CLSK management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing the company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time.

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The company’s adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The company’s adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. CLSK management does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

	September 30, 2020	September 30, 2019
Net loss (US GAAP)	$(23,346,143)	$(26,116,932)
Less: Depreciation, amortization and other non-cash items:
Depreciation and amortization	2,672,331	1,902,981
Software amortization	163,918	1,453,635
Stock based compensation	2,053,232	1,993,043
Accrued employee stock-based compensation	2,732,045	—
Impairment expense	—	6,915,186
Interest, financing charges, non-cash amortization of debt discounts	10,758,750	9,483,662
Non-cash amortization of right of use assets	44,569	—
Loss on settlement of debts and disposal of assets	5,218	19,425
Total:	$18,430,063	$21,767,932

Non-GAAP Adjusted EBITDA (after elimination of stock based and other non-cash expenses)	$(4,916,080)	$(4,349,000)

Adjusted EPS excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. CLSK management believes that exclusion of certain selected items assists in providing a more complete understanding of the company’s underlying results and trends and allows for comparability with its peer company index and industry. CLSK management uses this measure along with the corresponding GAAP financial measures to manage its business and to evaluate the company’s performance compared to prior periods and the marketplace. The company defines Non-GAAP (loss) income attributable to common stockholders as (loss) or income before amortization, stock-based compensation, expenses related to discontinued operations, impairment of long-lived assets and non-cash financing and interest expense. Adjusted EPS expresses adjusted (loss) income on a per share basis using weighted average diluted shares outstanding.

Adjusted EPS is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The company expects to continue to incur expenses similar to the adjusted income from continuing operations and adjusted EPS financial adjustments described above, and investors should not infer from the company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

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The following table sets-forth non-GAAP net loss attributable to common stockholders and basic and diluted earnings per share:

	September 30, 2020	September 30, 2019
Net loss (US GAAP)	$(23,346,143)	$(26,116,932)
Less: Depreciation, amortization and other non-cash items:
Depreciation and amortization	2,672,331	1,902,981
Software amortization	163,918	1,453,635
Stock based compensation	2,053,232	1,993,043
Accrued employee stock-based compensation	2,732,045	—
Impairment expense	—	6,915,186
Non-cash interest, financing charges, non-cash amortization of debt discounts	10,744,588	8,963,829
Non-cash amortization of right of use assets	44,569	—
Total:	$18,410,683	$21,228,674

Non-GAAP Adjusted Loss	$(4,935,460)	$(4,888,258)

Weighted average common shares outstanding - basic and diluted	9,550,626	4,177,402
Loss per common share - basic and diluted	$(0.52)	$(1.17)

Forward-Looking Statements:

CleanSpark cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on CleanSpark's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the fitness of the product for a particular application or market, the expectations of future revenue growth may not be realized, timing of orders and deliveries, the successful and continued integration of acquired businesses, ongoing demand for its software products and related services, the impact of global pandemics (including COVID-19) on the demand for its products and services; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact - Investor Relations:

CleanSpark Inc.

Investor Relations

(801)-244-4405